Exhibit 99.1

CONTACTS:	John Milligan
(650) 522-5756

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

- Record Product Sales of $962 Million, Up 44 Percent over Third Quarter 2006 -

- Total Revenues of $1.1 Billion, Up 41 Percent over Third Quarter 2006 -

- Third Quarter EPS of $0.42 per Share -

- Third Quarter Non-GAAP EPS of $0.45 per Share,

Excluding Stock-based Compensation Expense -

Foster City, CA, October 18, 2007 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended September 30, 2007. Total revenues for the third quarter of 2007 were $1.06 billion, up 41 percent compared to total revenues of $748.7 million for the third quarter of 2006. Net income for the third quarter of 2007 was $398.3 million, or $0.42 per diluted share, including after-tax stock-based compensation expense of $31.8 million. Excluding after-tax stock-based compensation expense, non-GAAP net income for the third quarter of 2007 was $430.1 million, or $0.45 per diluted share, compared to non-GAAP net income of $329.0 million, or $0.34 per diluted share, for the third quarter of 2006, which excluded after-tax stock-based compensation expense of $25.6 million and purchased in-process research and development (IPR&D) of $355.6 million.

Product Sales

Product sales were a record $961.9 million for the third quarter of 2007, compared to $670.1 million in the third quarter of 2006, a 44 percent increase. This growth was driven primarily by Gilead’s HIV product franchise, including the continued strong uptake of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) in the United States as well as the strong growth of Truvada® (emtricitabine and tenofovir disoproxil fumarate) in Europe. Hepsera® (adefovir dipivoxil) and AmBisome® (amphotericin B) liposome for injection also experienced solid sales growth compared to the same quarter last year.

HIV Franchise

HIV product sales were $805.8 million in the third quarter of 2007, a 45 percent increase from $557.3 million for the same period in 2006, driven primarily by the sales volume growth in Truvada and Atripla.

•	Truvada

Truvada sales were $409.1 million for the third quarter of 2007, an increase of 32 percent from $309.0 million in the third quarter of 2006. Truvada sales accounted for approximately 51 percent of our total HIV product sales and approximately 43 percent of Gilead’s total product sales in the third quarter of 2007.

•	Atripla

Atripla sales were $241.1 million in the third quarter of 2007, an increase of 14 percent from $212.4 million in the second quarter of 2007 and more than triple the $68.4 million recorded in the third quarter of 2006, when sales of Atripla first commenced in the United States.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) were $149.1 million in the third quarter of 2007, a 13 percent decrease from $170.6 million in the third quarter of 2006.

•	Emtriva

Emtriva® (emtricitabine) sales were $6.5 million for the third quarter of 2007, a decrease of 30 percent from $9.3 million in the third quarter of 2006.

Hepsera for Chronic Hepatitis B

Hepsera sales were $79.3 million for the third quarter of 2007, a 44 percent increase from $55.1 million in the third quarter of 2006, driven primarily by sales volume growth in the United States and Europe.

AmBisome for Severe Fungal Infections

Sales of AmBisome for the third quarter of 2007 were $68.5 million, an increase of 24 percent from $55.3 million for the third quarter of 2006, driven primarily by sales volume growth across European territories and Australia as well as a favorable foreign currency exchange impact.

Royalty, Contract and Other Revenues

For the third quarter of 2007, royalty, contract and other revenues resulting primarily from collaborations with corporate partners were $96.9 million, an increase of 23 percent from $78.7 million in the third quarter of 2006. The increase was driven primarily by the recognition of Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd (Roche) of $77.4 million, compared to Tamiflu royalties of $62.7 million recognized in the third quarter of 2006, due to the higher Tamiflu sales recorded by Roche during the second quarter of 2007 compared to the same period in 2006.

Research and Development

Research and development (R&D) expenses in the third quarter of 2007 were $140.4 million compared to $93.3 million for the same quarter in 2006. Non-GAAP R&D expenses, which exclude stock-based compensation expense, for the third quarter of 2007 were $122.0 million, compared to $80.0 million for the same quarter in 2006. Non-GAAP R&D expenses for the third quarter of 2007 were higher primarily as a result of increased compensation and benefits related to higher headcount, as well as increased clinical study expenses related to Gilead’s respiratory and cardiovascular franchises, which were acquired in the latter part of 2006.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the third quarter of 2007 were $173.0 million compared to $132.5 million for the same quarter in 2006. Non-GAAP SG&A expenses, which exclude stock-based compensation expense, for the third quarter of 2007 were $148.4 million, compared to $116.6 million for the same quarter in 2006. Non-GAAP SG&A expenses for the third quarter of 2007 were higher primarily as a result of increased compensation and benefits related to increased headcount, increased marketing and promotional expenses as well as other consulting and support services expenses related to our cardiovascular franchise.

Net Foreign Exchange Impact on Pre-Tax Earnings

The net foreign exchange impact on third quarter 2007 pre-tax earnings, including revenue and expenses generated from outside the United States and impact of our hedging activities, was a favorable $17.4 million compared to the same quarter in 2006, due primarily to the stronger Euro relative to the U.S. dollar.

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2007, Gilead had cash, cash equivalents and marketable securities of $2.22 billion compared to $1.39 billion as of December 31, 2006. The increase in cash, cash equivalents and marketable securities was primarily attributable to $1.25 billion of operating cash flows generated during the first nine months of 2007, partially offset by the Gilead’s repurchase of $454.9 million of its common stock under its stock repurchase program during the second quarter of 2007.

Product and Pipeline Highlights

Antiviral Franchise

In July 2007, Gilead announced the presentation of 144-week data from an ongoing clinical trial, Study 934, comparing a once-daily regimen of Truvada and Sustiva® (efavirenz) to a twice-daily regimen of Combivir® (lamivudine/zidovudine) with Sustiva once daily in treatment-naive adults with HIV. These data were presented in July 2007 at the 4th International AIDS Society Conference on HIV Pathogenesis, Treatment and Prevention in Sydney, Australia by Jose Arribas, MD, of the University Hospital La Paz, Madrid, Spain (Poster #WEPEB029).

Cardiovascular Franchise

In September 2007, Gilead announced that data from a Phase IIb study (DAR-201) of darusentan, an investigational treatment for resistant hypertension, were published in the October 2007 edition of the Journal of Clinical Hypertension. In this study, darusentan was evaluated as an add-on antihypertensive treatment in patients who had not achieved goal blood pressure while being treated with full doses of three or more antihypertensive medications, including a diuretic. Preliminary data from this study were previously presented at the 55th Annual Scientific Session of the American College of Cardiology Conference in Atlanta, Georgia.

Respiratory Franchise

In August 2007, Gilead entered into an exclusive licensing and co-development agreement for P-680, an epithelial sodium channel (ENaC) inhibitor discovered by privately-held Parion Sciences, Inc. The agreement grants Gilead worldwide commercialization rights to P-680 for the treatment of pulmonary diseases, including cystic fibrosis (CF), chronic obstructive pulmonary disease and non-CF bronchiectasis. In addition, under the agreement, the companies will collaborate on a research program to identify other promising ENaC blocker-based drug candidates utilizing Parion’s proprietary ENaC-based chemistry platform.

Conference Call

At 4:30 p.m. Eastern Time today, Gilead will host a conference call with a simultaneous webcast to discuss the results of its third quarter of 2007. During this call/webcast, Gilead’s management will be discussing the company’s third quarter 2007 results and providing a general business update. The webcast will be available live via the internet by accessing Gilead’s website at www.gilead.com. To access the webcast, please connect to the company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-435-1398 (U.S.) or 1-617-614-4078 (international) and dial the participant passcode 63822863 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through October 21, 2007. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 65873786.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Non-GAAP net income, net income per diluted share, R&D expenses and SG&A expenses for the 2007 periods are presented excluding the impact of stock-based compensation expense and the related methodology for deriving dilutive securities. Non-GAAP net income, net income per diluted share, R&D expenses and SG&A expenses for the 2006 periods are presented excluding the impact of stock-based compensation expense and the related methodology for deriving dilutive securities, as well as the impact of the IPR&D charge incurred in connection with the acquisition of Corus Pharma, Inc. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under United States generally accepted accounting principles.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to sustain growth in revenues for its HIV franchise, Hepsera and AmBisome; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully develop its respiratory and cardiovascular franchises; initiating and completing clinical trials may take longer or cost more than expected; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking.

Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the first and second quarters of 2007 and its subsequent current reports on Form 8-K. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Viread, Emtriva, Truvada, AmBisome and Hepsera are registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Sustiva is a registered trademark of Bristol-Myers Squibb Pharma Company.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Product sales	$961,931	$670,060	$2,707,214	$1,820,104
Royalty, contract and other revenues	96,872	78,673	428,108	306,809

Total revenues	1,058,803	748,733	3,135,322	2,126,913

Costs and expenses:
Cost of goods sold (1)	198,460	109,791	553,229	278,031
Research and development (1)	140,357	93,305	406,378	272,241
Selling, general and administrative (1)	172,956	132,529	525,693	426,567
Purchased in-process research and development (2)	—	355,568	—	355,568

Total costs and expenses	511,773	691,193	1,485,300	1,332,407

Income from operations	547,030	57,540	1,650,022	794,506

Interest and other income, net	29,502	36,197	80,295	102,082
Interest expense	(2,989)	(6,081)	(10,243)	(15,012)
Minority interest in joint venture	2,478	1,640	7,032	3,878

Income before provision for income taxes	576,021	89,296	1,727,106	885,454
Provision for income taxes (1)	177,702	141,460	513,450	409,764

Net income (loss)	$398,319	$(52,164)	$1,213,656	$475,690

Net income (loss) per share - basic	$0.43	$(0.06)	$1.31	$0.52

Net income (loss) per share - diluted	$0.42	$(0.06)	$1.26	$0.49

Shares used in per share calculation - basic	926,963	914,866	928,519	917,546

Shares used in per share calculation - diluted	959,043	914,866	962,804	956,202

Notes:

(1)	The following is the stock-based compensation expense included in the respective captions of the condensed consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Stock-based compensation expense:
Cost of goods sold	$3,138	$2,524	$8,350	$8,236
Research and development	18,360	13,267	56,129	38,108
Selling, general and administrative	24,563	15,954	86,683	51,800
Income tax effect	(14,284)	(6,165)	(44,939)	(21,340)

Total stock-based compensation expense, net of tax	$31,777	$25,580	$106,223	$76,804

(2)	For the three and nine months ended September 30, 2006, Gilead incurred $355.6 million of purchased in-process research and development as a result of the acquisition of Corus Pharma, Inc. in August 2006.

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except per share amounts)

Below is a reconciliation of Gilead's GAAP operating results and diluted per share amounts as reported in the attached press release. Non-GAAP net income and net income per diluted share for the 2007 periods are presented excluding the impact of stock-based compensation expense and the related methodology for deriving dilutive securities. Non-GAAP net income and net income per diluted share for the 2006 periods are presented excluding the impact of stock-based compensation expense and the related methodology for deriving dilutive securities, as well as the impact of the purchased in-process research and development charge incurred in connection with the acquisition of Corus Pharma, Inc. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income (loss) (GAAP)	$398,319	$(52,164)	$1,213,656	$475,690
Purchased in-process research and development	—	355,568	—	355,568
Stock-based compensation expense, net of tax	31,777	25,580	106,223	76,804

Net income (Non-GAAP)	$430,096	$328,984	$1,319,879	$908,062

Shares used in per share calculation - diluted (GAAP)	959,043	914,866	962,804	956,202
Dilutive securities	1,780	38,780	2,108	1,335

Shares used in per share calculation - diluted (Non-GAAP)	960,823	953,646	964,912	957,537

Net income (loss) per share - diluted (GAAP)	$0.42	$(0.06)	$1.26	$0.49

Net income per share - diluted (Non-GAAP)	$0.45	$0.34	$1.37	$0.95

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$2,218,051	$1,389,566
Other current assets	1,778,278	1,492,355
Property, plant and equipment, net	441,797	361,299
Other noncurrent assets	879,449	842,761

Total assets	$5,317,575	$4,085,981

Current liabilities	$691,439	$764,276
Long-term liabilities and minority interest	1,644,291	1,505,987
Stockholders’ equity	2,981,845	1,815,718

Total liabilities and stockholders’ equity	$5,317,575	$4,085,981

Note:

(1)	Derived from audited consolidated financial statements at that date.

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
HIV products:
Truvada – U.S.	$206,681	$201,482	$579,725	$589,010
Truvada – Europe	183,523	100,544	502,154	253,633
Truvada – Other International	18,880	7,007	58,503	14,592

	409,084	309,033	1,140,382	857,235

Atripla – U.S.	240,217	68,373	641,706	68,373
Atripla – Europe	—	—	—	—
Atripla – Other International	884	—	1,962	—

	241,101	68,373	643,668	68,373

Viread – U.S.	63,488	71,795	194,841	222,439
Viread – Europe	62,944	71,931	199,892	240,251
Viread – Other International	22,676	26,898	69,950	67,151

	149,108	170,624	464,683	529,841

Emtriva – U.S.	3,315	5,064	10,213	13,384
Emtriva – Europe	2,408	3,347	9,014	12,601
Emtriva – Other International	738	861	5,161	1,914

	6,461	9,272	24,388	27,899

Total HIV products – U.S.	513,701	346,714	1,426,485	893,206
Total HIV products – Europe	248,875	175,822	711,060	506,485
Total HIV products – Other International	43,178	34,766	135,576	83,657

	805,754	557,302	2,273,121	1,483,348

Hepsera – U.S.	32,387	23,426	94,647	69,615
Hepsera – Europe	36,087	25,012	103,004	77,242
Hepsera – Other International	10,799	6,675	28,139	17,755

	79,273	55,113	225,790	164,612

AmBisome	68,508	55,313	194,764	164,740
Other products	8,396	2,332	13,539	7,404

	76,904	57,645	208,303	172,144

Total product sales	$961,931	$670,060	$2,707,214	$1,820,104